                                                                     Exhibit 5.3


                        [Shearman & Sterling Letterhead]



                               September 22, 2000



Southern Energy, Inc. and

SEI Trust I
c/o Southern Energy, Inc.
900 Ashwood Parkway, Suite 500
Atlanta, Georgia 30338-4780
                                   SEI Trust I


Ladies and Gentlemen:


We have acted as counsel to Goldman, Sachs & Co. and Morgan Stanley & Co., Incorporated, as representatives of the Underwriters (as hereinafter defined), in connection with the filing by SEI Trust I, a statutory business trust created under the Delaware Business Trust Act (the "Trust"), and Southern Energy, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on July 18, 2000 of a registration statement on Form S-1 (Nos. 333-41680 and 333-41680-01), as amended (the "Registration Statement"), covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) trust preferred securities (the "Preferred Securities") of the Trust, (ii) shares of common stock, par value $0.01 per share, of the Company, (iii) junior subordinated debt securities of the Company for issuance directly to the Trust (the "Junior Subordinated Notes"), and (iv) the Company's guarantee with respect to the Preferred Securities. This opinion is delivered to you for filing as an exhibit to the Registration Statement.


                  In connection with the foregoing, we have examined (i) the Registration Statement, (ii) the Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, the Trust and the Underwriters named therein (the "Underwriters"), in the form filed as an exhibit to the Registration Statement, (iii) the Junior Subordinated Note Indenture (the "Base Indenture") to be entered into between the Company and Bankers Trust Company, in the form filed as an exhibit to the Registration Statement, (iv) the First Supplemental Indenture (the "Supplemental Indenture") to be entered into between the Company and Bankers Trust Company, in the form filed as an exhibit to the Registration Statement, and (v) the Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and Bankers Trust Company, in the form filed as an exhibit to the Registration Statement.

                  We have also examined the originals, or copies identified to our satisfaction, of such corporate records of the Company and the Trust, certificates of public officials, officers of the Company and the Trust and other persons, and such other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. In rendering our opinion, we have relied as to factual matters, to the extent we deem proper, upon the representations and warranties of the Company and the Trust contained in or made pursuant to the Underwriting Agreement.

                  We are attorneys admitted to practice in the State of New York, and we do not express any opinion herein concerning any laws other than the laws of the State of New York.

                  Based upon the foregoing and having regard for such legal considerations as we deemed relevant, we are of the opinion that:

                           (i) assuming due authorization, execution and delivery thereof by the Company and Bankers Trust Company, each of the Base Indenture and the Supplemental Indenture constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (a) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and except that the waiver of stay or extension laws contained in Section 515 of the Base Indenture may be unenforceable;

                           (ii) assuming due authorization, execution and delivery thereof by the Company and Bankers Trust Company, the Guarantee Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof (a) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and

                           (iii) assuming due authorization, execution and delivery of the Junior Subordinated Notes by the Company, and assuming due authentication thereof by Bankers Trust Company in the manner contemplated in the Base Indenture, and assuming that the Junior Subordinated Notes have been issued, delivered and paid for by the Trust, the Junior Subordinated Notes constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, except as enforcement thereof (a) may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and except that the waiver or stay of extension laws in Section 515 of the Base Indenture may be unenforceable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                Very truly yours,


                                /s/ Shearman & Sterling


RE/NAM